ALON USA ENERGY, INC.
RESTRICTED STOCK AWARD AGREEMENT
[DATE]
WHEREAS, [___________] (the “Participant”) is an employee of Alon USA Energy, Inc., a Delaware corporation (the “Company”) or one of its Subsidiaries, and a Participant within the meaning of the Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (the “Plan”);
WHEREAS, the grant of restricted shares evidenced by this agreement (the “Agreement”) was authorized by a resolution of the Board of Directors of the Company (the “Board”).
NOW, THEREFORE, subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, a copy of which is attached hereto and incorporated herein by reference, the Company hereby agrees grants to the Participant [_______________] restricted shares of Common Stock (the “Restricted Shares”) effective as of the date hereof (the “Date of Grant”).
Terms not defined in this Agreement have the meanings set forth in the Plan.
1.Rights of Grantee.
(a)    The Restricted Shares will be fully paid and nonassessable and will be represented by a certificate or certificates registered in the name of the Participant and bearing a legend referring to the restrictions hereinafter set forth. Except as otherwise provided herein, the Participant will have all of the rights of a stockholder with respect to the Restricted Shares; provided, however, that any additional shares of Common Stock or other securities that the Participant may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Restricted Shares. In order to reflect the effect of any such event, appropriate adjustments will be made to the number and/or class of shares which Participant is eligible to receive pursuant to this Agreement.
(b)    The Participant will not be entitled to vote the Restricted Shares or to receive dividends with respect to the Restricted Shares. For purposes of this Agreement, the continuous employment of the Participant with the Company and its Subsidiaries will not be deemed to have been interrupted, and the Participant will not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of the Participant’s employment among the Company and its Subsidiaries or a leave of absence approved by the Company’s Chairman of the Board.
2.    Restrictions on Transfer. The Restricted Shares and the right to receive future grants of Restricted Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Participant, except to the Company, until the

Restricted Shares become vested in accordance with Section 3 below; provided, however, that the Participant’s interest in the Restricted Shares may be transferred by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Restricted Shares before they become vested will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Restricted Shares.
3.    Vesting of Restricted Shares.
(a)    The Participant will acquire a vested interest in, and the restrictions on voting and the right to receive dividends set forth in Section 1(b) and the restrictions on transfer set forth in Section 2 will lapse with respect to, the Restricted Shares on January 1, 2018 (the “Vesting Date”), subject to the Participant’s remaining in the continuous employ of the Company and its Subsidiaries during the period from the Date of Grant to the Vesting Date.
(b)    Full Acceleration Vesting Upon Certain Events. Notwithstanding the provisions of Section 3(a) but subject to the proportional vesting provisions of Section 3(c)(ii), the Participant will acquire a vested interest in, and the restrictions on voting and the right to receive dividends set forth in Section 1(b) and the restrictions on transfer set forth in Section 2 will lapse with respect to, all of the Restricted Shares in the event of (i) the involuntary termination (including disability or death) of the Participant’s employment with the Company and its Subsidiaries for a reason other than Cause or (ii) the Participant’s termination of employment with the Company and its Subsidiaries by the Participant for Good Reason.
(c)    Proportional Vesting Upon Certain Events.
(i)    Vesting Upon Closing of Merger Transaction. Notwithstanding the provisions of Section 3(a), the Participant will acquire a vested interest in, and the restrictions on voting and the right to receive dividends set forth in Section 1(b) and the restrictions on transfer set forth in Section 2 will lapse with respect to, a proportional number of the Restricted Shares (as determined below) upon the closing of a Merger Transaction. To determine the proportional number of Restricted Shares that will vest upon the closing of a Merger Transaction, the total number of Restricted Shares granted hereunder will be multiplied by the quotient of (i) the number of days that have elapsed between January 1, 2017 and the date of the closing of a Merger Transaction, divided by (ii) 365. In the event less than all of the Restricted Shares vest in connection with the closing of a Merger Transaction, all remaining unvested Restricted Shares shall remain outstanding, subject to the restrictions set forth herein.
(ii)    Vesting Upon Termination. Notwithstanding the provisions of Section 3(a), the Participant will acquire a vested interest in, and the restrictions on voting and the right to receive dividends set forth in Section 1(b) and the restrictions on transfer set forth in Section 2 will lapse with respect to, a proportional number of the Restricted Shares (as determined below) in the event Participant declines, or fails to accept within ten (10) calendar days of the receipt of, a Qualifying Offer of Employment and is thereafter terminated by the Company with or without Cause or resigns with or without Good Reason. To determine the proportional number of Restricted Shares that will vest upon termination following rejection of Qualifying Offer of Employment, (A) the number of Restricted Shares granted hereunder will be multiplied by the quotient of (i) the number of days that have elapsed between January 1, 2017 and the date Participant ceases to be employed by the Company, divided by (ii) 365, less (B) any Restricted Shares that have previously vested pursuant to Section 3(c)(i) upon the closing of a Merger Transaction, if any. In the event less than all of the Restricted Shares vest in connection with the termination of Participant’s employment by the Company following receipt of a Qualifying Offer of Employment, all remaining unvested Restricted Shares shall be forfeited immediately and the certificate(s) represented the forfeited Restricted Shares will be cancelled.
A “Qualifying Offer of Employment” shall mean an offer of continuing employment to begin following the closing of a Merger Transaction, which is for a position of comparable responsibilities, overall compensation and geographical location.
(d)    Forfeiture. Subject to the proportional vesting provisions of Section 3(c)(i) or Section 3(c)(ii), in the event the Participant’s employment with the Company and its Subsidiaries is terminated for any reason other than the disability or death of the Participant, involuntary termination by the Company other than for Cause or termination by the Participant for Good Reason, any and all grants of Restricted Shares that remain unvested at such time will be forfeited immediately and the certificate(s) representing the unvested Restricted Shares will be cancelled.

4.    Participant’s Put Right. If at any time there is no longer a regular public trading market for the Common Stock, the Participant will have the right to require the Company to purchase any or all of the vested Restricted Shares in accordance with this Section 4. The Participant’s right to require the Company to purchase vested Restricted Shares may be exercised by delivering a written notice (the “Put Notice”) to the Company that sets forth the Participant’s irrevocable undertaking to sell to the Company the number of vested Restricted Shares stated in such Put Notice. The purchase price per share to be paid for the Participant’s vested Restricted Shares will be the Market Value per Share on the closing date of the purchase and sale contemplated by this Section 4, which will occur on the 30th day following delivery of the Put Notice or such earlier date as may be agreed to by the parties. At such closing, the Company will deliver the aggregate purchase price to the Participant in cash, against delivery by the Participant of certificates representing the vested Restricted Shares being purchased, free and clear of all liens, claims and encumbrances and endorsed in good form for transfer.
5.    Retention of Stock Certificates by the Company. The certificates representing the Restricted Shares will be held in custody by the Secretary of the Company, together with a stock power endorsed in blank by the Participant, until the Restricted Shares vest in accordance with this Agreement. In order for this Agreement to be effective, the Participant must sign and return such stock power to the attention of the Secretary of the Company.
6.    Taxes and Withholding. To the extent that the Company is required to withhold any federal, state, local or foreign taxes in connection with the issuance or vesting of any restricted or nonrestricted Common Shares or other securities pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the issuance or vesting of the Common Shares, as the case may be, that the Participant will pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

The Participant may elect to satisfy all or any part of any such withholding obligation by retention by the Company of a portion of the nonforfeitable Common Shares that are issued or transferred to the Participant hereunder, and the Common Shares so retained will be credited against any such withholding obligation at the Market Value per Share on the date of such issuance or transfer. However, in no event may the Participant elect to have a number of Common Shares withheld in excess of the number of Common Shares required to satisfy the Company’s minimum statutory tax withholding obligation.
7.    Compliance with Law. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any restricted or nonrestricted Common Shares or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
8.    Definitions. For purposes of this Agreement, the terms set forth below will have the following meanings:
(a)    “Cause” means (i) the Participant’s conviction of a felony or a misdemeanor where imprisonment is imposed for more than 30 days; (ii) the Participant’s commission of any act of theft, fraud, dishonesty, or falsification of any employment or Company records; (iii) the Participant’s improper disclosure of confidential information of the Company; (iv) any intentional action by the Participant having a material detrimental effect on the Company’s reputation or business; (v) any material breach by the Participant of this Agreement or the Participant’s employment agreement with the Company or one of its Subsidiaries, which breach is not cured within ten (10) business days following receipt by the Participant of written notice of such breach; (vi) the Participant’s unlawful appropriation of a corporate opportunity; or (vii) the Participant’s intentional misconduct in connection with the performance of any of the Participant’s duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure to the detriment of the Company any profit in connection with any transaction entered into on behalf of the Company, any material misrepresentation to the Company, or any knowing violation of law or regulations to which the Company is subject.
(b)     “Good Reason” means (i) without the Participant’s prior written consent, the Company reduces Participant’s base compensation or the percentage of the Participant’s base compensation established as the Participant’s maximum target bonus percentage for purposes of the Company’s annual cash bonus plan, (ii) any material breach by the Company or its Subsidiaries of this Agreement or the Participant’s employment agreement with the Company or one of its Subsidiaries, which breach is not cured within ten (10) business days following receipt by the Company of written notice of such breach; or (iii) without the Participant’s prior written consent, the Company requires the Participant to be based at an office or location that is more than 35 miles from the location at which the Participant was based on the date hereof, other than in connection with reasonable travel requirements of the Company’s business.
(c)    “Market Value per Share” means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on the date, the last preceding date on which there was a sale) on the principal national securities exchange or in the principal market on or in which the Common Stock is traded. If there is no regular public trading market for the Common Stock, the Market Value per Share will be the fair market value of a share of Common Stock, without discount for minority interest, illiquidity or restrictions on transfer, as determined in good faith by agreement of the Participant and the Board; provided that if no agreement is reached within 30 days, the fair market value of a share of Common Stock shall be determined by an independent, recognized investment bank, accounting firm or business valuation company mutually agreed to by the parties (the “Appraiser”) and whose determination of Market Value per Share shall be conclusive and binding. The costs of the Appraiser will be borne by the Company.
(d)    “Merger Transaction” means the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion to each other as before the transaction and (B) in the case of a sale of assets transaction, the transferee assumes the obligations of the Company under this Agreement and either is or becomes a Subsidiary of the transferor of such assets or is or becomes a person holding a majority of the total voting power of the Voting Stock.
9.    General Provisions.
(a)    The Company may assign any of its rights and obligations under this Agreement. Any assignment of rights and obligations by the Participant requires the Company’s prior written consent. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.
(b)    Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States; or (iv) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines of this Agreement or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other party hereto. Notices by facsimile will be machine verified as received.

(c)    The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
(d)    The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.
(e)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement.
(f)    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.
(g)    This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
(h)    Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Agreement without the Participant’s consent. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement will constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein will constitute a subsequent waiver of such provision or of any other provision herein, nor will it constitute the waiver of any performance other than the actual performance specifically waived.
(i)    It is intended that that any amounts payable under this Agreement and the exercise of authority or discretion hereunder by the Compensation Committee of the Company’s Board of Directors (the “Committee”) comply with the provisions of Code Section 409A and the Treasury regulations relating thereto so as not to subject the Participant to the payment of the additional tax, interest and any tax penalty which may be imposed under Code Section 409A. Reference to Code Section 409A will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Notwithstanding the foregoing, no particular tax result for the Participant with respect to any income recognized by the Participant in connection with this Agreement is guaranteed, and the Participant will be responsible for any taxes, penalties and interest imposed on the Participant in connection with this Agreement.
10.    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
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The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. The Committee, as constituted from time to time, will, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.
ALON USA ENERGY, INC.

By____________________________________
Name:
Title:
ACCEPTED:

______________________________
Signature of Participant

IRREVOCABLE STOCK POWER
_______________________________
FOR VALUE RECEIVED, [Participant] (the “Undersigned”, whether one or more) hereby sells, assigns and irrevocably transfers to Alon USA Energy, Inc. (the “Company”), ________________ shares of common stock of the Company, represented by certificate number(s) _____ inclusive, standing in the name of the Undersigned on the books of said Company.
The Undersigned hereby irrevocably constitutes and appoints ______________________ attorney to transfer the said shares on the books of the Company, with full power of substitution in the premises.
Power is given to the holder hereof to fill in any and all blanks in this instrument.
The Undersigned ratifies and confirms all acts that said attorney or any substitute(s) under this power shall lawfully do by virtue hereof.

IMPORTANT
The signature(s) to this power must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alteration.

DATED: ____________________

______________________________________________
[Particpant]

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